Exhibit 99.1

Theragenics Reports Revenue & Earnings for Second Quarter 2010

Company Reports Highest Quarterly and Six Month Revenue Ever

BUFORD, Ga.--(BUSINESS WIRE)--August 10, 2010--Theragenics Corporation® (NYSE: TGX), a medical device company serving the surgical products and prostate cancer treatment markets, today announced consolidated financial results for the second quarter ended June 30, 2010. The terms "Company", "we", "us", or "our" mean Theragenics Corporation and all entities included in our consolidated financial statements.

Highlights

	Second Quarter Ended	Six Months Ended
	6/30/10	6/30/10
Consolidated revenue	$20.8 million	$41.1 million
EPS	$0.02	$0.03
Organic revenue growth in surgical products segment vs. prior year	9%	10%
Adjusted EBITDA	$3.4 million	$6.0 million
Cash flow from operations	$1.7 million	$3.0 million

  At June 30, 2010 we had cash, cash equivalents and marketable securities of $39.6 million and outstanding borrowings under our credit agreement of $28.7 million for a net positive cash position of $10.9 million.
  In July we announced a new supply and reseller agreement in our brachytherapy business, with Oncura, a unit of GE Healthcare. This follows the new supply and reseller agreement announced earlier this year with Core Oncology.
  Capital expenditures were $4.3 million in the second quarter and $7.0 million during the first half of the year, primarily reflecting our investments in our new specialty needle manufacturing facility and our corporate-wide information technology (“IT”) initiative. We expect our rate of capital expenditures to decline in the second half of 2010 as construction on our new needle manufacturing plant was completed in July.
  We began to move into our new specialty needle manufacturing facility late in the second quarter of 2010. Moving related expenses recorded in the second quarter of 2010 totaled $137,000. Additional moving related expenses of $500,000 to $700,000 are expected to be incurred in the third quarter of 2010.
  We continued our initiative to update and standardize our IT systems and infrastructure across all of our businesses. During the first quarter of 2010 we implemented our new Enterprise Resource Planning (“ERP”) system at two of our business units. We expect to complete the implementation of the ERP system at our remaining business units over the next year.
  Our legal action to enforce certain non-compete agreements with the former owner of CP Medical and to protect our trade secrets related to that business continued in the second quarter of 2010. Legal costs related to this action totaled $221,000 in the second quarter and $572,000 in the first half of the year.

Consolidated Results

Consolidated revenue for the second quarter was $20.8 million compared to $20.2 million in 2009. For the first half of 2010, consolidated revenue was $41.1 million, compared to $40.3 million in 2009.

Net income for the second quarter was $782,000, or $0.02 per share, compared to $1.3 million or $0.04 per share in 2009. For the first half of 2010, net income was $926,000, or $0.03 per share compared to $1.9 million or $0.06 per share in 2009. The operating results for each of our business segments are discussed below.

Segment Results

Surgical Products Segment

Revenue in our surgical products segment was $14.9 million for the second quarter of 2010 and $29.5 million for the six-month period, representing organic growth of 9% for the quarter and 10% for the first half of the year. Operating income in surgical products was $388,000 in second quarter of 2010, compared to operating income of $804,000 in 2009. For the first half of 2010, we incurred an operating loss of $2,000 compared to operating income of $883,000 in the first half of 2009. Our gross profit margins for 2010 continued to be lower than the 2009 periods although our margins in the second quarter of 2010 improved over our margins in the first quarter. Also affecting our 2010 results as compared to 2009 were the legal fees incurred related to our lawsuit to enforce certain non-compete agreements with the former owner of CP Medical and to protect our trade secrets. Those legal fees totaled $221,000 in the second quarter and $572,000 in the first half of 2010. This action continues to be in the discovery phase.

Brachytherapy Seed Segment

Revenue in our brachytherapy segment declined 9% in second quarter and 13% in the first six months of 2010. Operating income was $1.1 million in the second quarter 2010 compared to $1.4 million in the second quarter 2009 and $2.1 million in the first half of 2010 compared to $2.5 million in 2009.

“We delivered 9% organic revenue growth in our surgical products business in the second quarter, and gross margins in this business improved from the first quarter of 2010,” stated M. Christine Jacobs, Chairman and CEO. “Customer behavior continues to be difficult to predict, and we expect the remainder of 2010 to continue to be a challenge. Construction of our new needle manufacturing facility was completed in July. We commenced our move into the new facility in late June and expect the move to be completed during the third quarter. While the expenses related to this move will erode profitability in the third quarter, they are not expected to continue into 2011.”

Ms. Jacobs continued, “Our brachytherapy business continued to suffer from an industry wide decline in procedures. Our agreement with Core Oncology, announced in January, has offset some of this decline in 2010. Our new agreement with Oncura, a unit of GE Healthcare, is also expected to contribute to our brachytherapy results going forward. However, we expect our brachytherapy business to continue to experience difficulties from, among other things, reimbursement uncertainties and favorable reimbursement for competing technologies.”

Ms. Jacobs concluded, “We have new capacity and capabilities coming on line in our surgical products business. Customer demand and opportunities continue. We expect to continue to make modest investments in our surgical products business to support revenue growth. Our brachytherapy business continues to generate profits and cash flow despite the pressures in that marketplace. We believe longer-term opportunities exist in this industry. Our company’s fundamentals remain solid and our long-term outlook remains strong.”

Tables I and II to this press release contain condensed consolidated statements of operations and balance sheets. Segment information, including revenue and operating income by segment is summarized in Table III. Table IV includes a reconciliation of GAAP reported net earnings to net earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA).

Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 877-407-4019 or 201-689-8337. This call is also being broadcast live over the Internet, and a recording will be available for one month on our website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting “Company Presentations.” You also can access a phone replay of the call until midnight, August 17, 2010 by dialing 877-660-6853 or 201-612-7415, and entering the account # 372 and replay ID 354873

Theragenics Corporation (NYSE: TGX) operates two business segments: its surgical products business and its brachytherapy seed business. The surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, and other needle-based products. The surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. The brachytherapy business manufactures and markets its premier product, the palladium-103 TheraSeed® device (www.theraseed.com) and I-Seed, an iodine-125 based device, which are used primarily in the minimally invasive treatment of localized prostate cancer. For additional information, call our Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains disclosure of earnings before interest, taxes, depreciation, amortization and share- based compensation (which we refer to as “Adjusted EBITDA”), which is a non-GAAP financial measure. We believe Adjusted EBITDA provides an additional and meaningful assessment of our ongoing results and performance. Because we have historically reported what we currently refer to as Adjusted EBITDA, we also believe that the inclusion of this non-GAAP measure provides consistency in our financial reporting and facilitates investors' understanding of our historic operating trends by providing an additional basis for comparisons to prior periods. In addition to measures such as net income and operating income as calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we utilize Adjusted EBITDA 1) to establish financial and operational goals; 2) to monitor our actual performance in relation to our business plan and operating budgets; 3) to understand key trends; 4) to make operational decisions and allocate resources; and 4) as part of several components we consider in determining incentive compensation. We believe presentation of Adjusted EBITDA provides supplemental information that is helpful to an understanding of the operating results of our businesses and period-to-period comparisons of performance. However, we recognize that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. We compensate for these limitations by providing full disclosure of each non-GAAP financial measure and providing a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please see the supplemental information included with this press release.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding future growth, opportunities and investments, and anticipated positive results in general. From time to time we may make other forward-looking statements relating to other matters, including without limitation, research and development plans, investment in our surgical products business, investments in IT systems and expectations for new distributors. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies into our organization, the timing and the ability to capitalize on opportunities for investment and growth within our surgical products business, ability to recognize value from areas of shared expertise, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within the markets for wound closure, vascular access, specialty needle, brachytherapy and, more broadly, medical devices, competition from other companies within the wound closure, vascular access, specialty needle, brachytherapy and medical device markets, competition from other methods of treatments, new product development cycles, effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, changes in the ordering patterns of our customers, continued acceptance and demand for our products by the markets in which we operate, introduction and/or availability of competitive products by others, potential changes in third-party reimbursement, including Medicare reimbursement as administered by the Centers for Medicare and Medicaid Services (CMS), implementation of new legislation by CMS, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, potential changes in applicable tax rates, legislative changes to healthcare markets and industries such as the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (including provisions such as the medical device tax), uncertainties related to the credit and investment markets and other factors set forth from time to time in our filings with the Securities and Exchange Commission.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to us as of the date hereof, and we assume no obligation to update any forward looking statement or cautionary statement.

TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands except per share data)

	Quarter Ended		Six Months Ended
	6/30/10	7/05/09	6/30/10	7/05/09
Product sales	$20,428	$19,892	$40,400	$39,736
Licensing and fee income	349	327	695	560
Total revenue	20,777	20,219	41,095	40,296
Cost of sales	11,953	11,082	24,424	22,452
Gross profit	8,824	9,137	16,671	17,844
Operating expenses:
Selling, general & administrative	6,118	5,509	12,022	11,538
Amortization of purchased intangibles	805	871	1,651	1,742
Research & development	414	588	854	1,191
Loss on disposal of equipment	39	2	39	2
	7,376	6,970	14,566	14,473
Operating income	1,448	2,167	2,105	3,371
Non-operating items:
Interest income	12	6	42	17
Interest expense	(222)	(156)	(539)	(285)
Other	49	1	49	(1)
	(161)	(149)	(448)	(269)
Earnings before income taxes	1,287	2,018	1,657	3,102
Income tax expense	505	747	731	1,224
Net earnings	$782	$1,271	$926	$1,878
Earnings per share:
Basic	$0.02	$0.04	$0.03	$0.06
Diluted	$0.02	$0.04	$0.03	$0.06
Weighted average shares:
Basic	33,266	33,145	33,240	33,124
Diluted	33,374	33,198	33,385	33,184

TABLE II
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

Assets	6/30/10	12/31/09
Cash, cash equivalents & marketable securities	$39,566	$45,326
Trade accounts receivable	10,703	8,999
Inventories	13,232	11,636
Deferred income tax asset	1,099	1,096
Refundable income taxes	48	645
Prepaid expenses & other current assets	859	857
Total current assets	65,507	68,559
Property and equipment, net	37,399	31,999
Intangible assets	13,779	15,464
Other long-term assets	85	86
Total assets	116,770	116,108

Liabilities & Shareholders’ Equity
Accounts payable & accrued expenses	$7,115	$5,639
Short-term borrowings	3,333	3,333
Total current liabilities	10,448	8,972

Long-term debt	25,333	27,000
Deferred income tax liability	1,021	1,365
Other long-term liabilities	1,126	1,118
Total long-term liabilities	27,480	29,483

Shareholders’ equity	78,842	77,653
Total liabilities & shareholders’ equity	$116,770	$116,108

TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
(In thousands)

	Quarter Ended		Six Months Ended
	6/30/2010	7/5/2009	6/30/2010	7/5/2009
Revenue
Surgical products	$14,895	$13,667	$29,465	$26,816
Brachytherapy seed	5,988	6,605	11,880	13,592
	20,883	20,272	41,345	40,408
Intersegment Eliminations	(106)	(53)	(250)	(112)
Consolidated	$20,777	$20,219	$41,095	$40,296

	Quarter Ended		Six Months Ended
	6/30/2010	7/5/2009	6/30/2010	7/5/2009
Operating income (loss)
Surgical products	$388	$804	$(2)	$883
Brachytherapy seed	1,059	1,359	2,119	2,477
	1,447	2,163	2,117	3,360
Intersegment Eliminations	1	4	(12)	11
Consolidated	$1,448	$2,167	$2,105	$3,371

TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND SHARE-BASED COMPENSATION (ADJUSTED EBITDA)

	Quarter Ended		Six Months Ended
	6/30/10	7/05/09	6/30/10	7/05/09
Net earnings, US GAAP	$782	$1,271	$926	$1,878
Income tax expense	505	747	731	1,224
Interest income	(12)	(6)	(42)	(17)
Interest expense	222	156	539	285
Other non-operating income/expense	(49)	(1)	(49)	1
Operating income	1,448	2,167	2,105	3,371
Depreciation and amortization	1,837	1,727	3,623	3,444
Share-based compensation	144	149	261	297
Adjusted EBITDA(a)	$3,429	$4,043	$5,989	$7,112

(a) Represents a non-GAAP financial measure. See page 4 of this press release for information on non-GAAP financial measures. The Company currently refers to earnings before interest, taxes, depreciation, amortization and share based compensation as “Adjusted EBITDA.”

CONTACT:
Theragenics Corporation
Frank Tarallo, 800-998-8479 or 770-271-0233
CFO & Treasurer
or
Lisa Rassel, 800-998-8479 or 770-271-0233
Manager of Investor Relations
www.theragenics.com